Emo Capital, Corp.
10409 Pacific Palisades Ave
Las Vegas, NV 89144

12/08/2023

ACTION BY WRITTEN CONSENT OF BOARD OF DIRECTORS (Nevada Revised Statutes 78.315(2)) OF EMO CAPITAL, CORP.

The undersigned, being all of the directors of EMO CAPITAL, CORP., a Nevada corporation (the "Corporation", "Company"), acting by unanimous written consent without a meeting pursuant to N.R.S. 78-315, do hereby consent to the adoption of the following resolutions and direct that this Unanimous Written Consent be filed with the minutes of the proceedings of the Board of Directors of the Corporation:

WHEREAS, it has been proposed that the name of the company be changed from "Emo Capital, Corp." to "Aroom, Inc.";

NOW, THEREFORE, BE IT RESOLVED that the Board of Directors hereby approves the change of the company name from "Emo Capital, Corp." to "Aroom, Inc.";

FURTHER RESOLVED that the approval of the shareholders as may not be required by Nevada statute may be sought, however not needed.

FURTHER RESOLVED that the President is hereby authorized and directed to take all necessary actions to effectuate the name change, including but not limited to:

- Preparing and filing any necessary amendments to the Articles of Incorporation with the appropriate government authorities.
- Coordinating with legal counsel to ensure compliance with all applicable laws and regulations.
- Notifying regulatory bodies, including the Financial Industry Regulatory Authority (FINRA), of the name change.
- Updating the company's records, contracts, and any other legal documents to reflect the new name.

FURTHER RESOLVED that the officers of the company are authorized to execute any documents or certifications necessary to effect the name change.

FURTHER RESOLVED that the officers of the company are authorized to engage any necessary services to facilitate the name change process.

FURTHER RESOLVED that the President is authorized to represent the company in all matters related to the name change.

FURTHER RESOLVED that all actions taken by the officers of the company in connection with the name change are hereby ratified and confirmed.

Emo Capital, Corp.
10409 Pacific Palisades Ave
Las Vegas, NV 89144

WHEREFORE, I hereby certify that the foregoing is a true and correct copy of a resolution duly passed by the written consent of the Board of Directors of Emo Capital, Corp. and that the said resolution is now in full force and effect on this 8th day of December 2023.

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Junhua Guo, President and Director

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Wei Zhou, Director

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Ming Du, Director

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Xiaojun Ren, Director

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Ky Hoang, Director